Exhibit 99.29

MBNA MASTER CREDIT CARD TRUST II

SERIES 1997-J

KEY PERFORMANCE FACTORS
October 31, 1997



        Expected B Maturity
9/15/04


        Blended Coupon
5.8125%


        Excess Protection Level
          3 Month Average   4.05%
          October, 1997   4.05%
          September, 1997  N/A
          August, 1997  N/A


        Cash Yield                                  17.86%


        Investor Charge Offs                         4.10%


        Base Rate                                    9.72%


        Over 35 Day Delinquency                      4.76%


        Seller's Interest                           13.78%


        Total Payment Rate                          14.00%


        Total Principal Balance
$31,941,631,051.83


        Investor Participation Amount
$750,000,000.00


        Seller Participation Amount
$4,401,496,533.34

* For purposes of calculating the Base Rate and Excess
Protection Level, a
Coupon of 7.72% (51/360) was used. The Base Rate was calculated using a 51 day monthly period, 9/10/97-10/31/97